Exhibit 99.1

Infinity Pharmaceuticals Announces Completion of Merger with Discovery Partners International

Conference Call Scheduled for 8:30 a.m. EDT (5:30 a.m. PDT) Thursday, September 14, 2006

Conference Call Scheduled for 8:30 a.m. EDT (5:30 a.m. PDT) Thursday, September 14, 2006

CAMBRIDGE, Mass. - September 13, 2006 - Infinity Pharmaceuticals, Inc. (NASDAQ: INFI) announced today the completion of its previously announced merger with Discovery Partners International, Inc., or DPI. The newly-combined company will operate as Infinity Pharmaceuticals, Inc. under Infinity’s management and will retain no Discovery Partners operations or programs. Infinity begins trading today on the NASDAQ Global Market under the symbol “INFI.” The company will be hosting an investor conference call providing a business overview of the combined company and a discussion of its lead oncology programs on Thursday, September 14, 2006 at 8:30 a.m. EDT (5:30 a.m. PDT).

“This merger with Discovery Partners gives Infinity the resources necessary to fully explore and expand the potential of our pipeline,” said Steven H. Holtzman, chief executive officer of Infinity. “Infinity has the opportunity to create significant value for both patients and stockholders in the coming years.”

“Through DPI’s merger with Infinity, former DPI stockholders are benefiting from the value creation potential of a company dedicated to becoming a leader in oncology drug discovery and development,” added Michael C. Venuti, Ph.D., former acting chief executive officer of DPI who will continue as a director of the combined company. “With the financial resources provided in this transaction, we expect that Infinity will be well positioned to drive forward its pipeline of anti-cancer agents, creating both meaningful therapies for patients and substantial value for stockholders.”

With the completion of the merger and Infinity’s recently-announced collaboration with Medlmmune, Inc., Infinity expects to have funds sufficient to support its current operating plan at least through December 31, 2009, in the absence of any new corporate development opportunities or financings.

Infinity’s products in development include:

•	IPI-504 (Hsp90 inhibitor) - Infinity’s lead novel, proprietary anti-cancer product candidate has demonstrated in preclinical studies the ability to potently and selectively inhibit Heat Shock Protein 90 (Hsp90), thereby killing cancer cells. In preclinical studies, IPI-504 has demonstrated broad potential to treat a variety of cancers as both a single agent as well as in combination with existing anti-cancer drugs. IPI-504 is currently delivered intravenously in a water-based formulation and is being evaluated in two disease-focused Phase I clinical trials in patients with relapsed, refractory multiple myeloma and relapsed, refractory gastrointestinal stromal tumors (GIST). An oral formulation of IPI-504 is in preclinical development. On August 28, 2006, Infinity entered into a worldwide alliance with Medlmmune, Inc. to jointly develop and commercialize drugs, including IPI-504, that target Hsp90. Under the terms of the agreement, Infinity and Medlmmune will share equally the worldwide profits from the successful commercialization of any products. Infinity also has an option to co-promote such products in the U.S.

•	Hedgehog cell-signaling pathway inhibitors - The Hedgehog pathway is normally active during embryonic development regulating tissue and organ formation. Aberrant activation of the Hedgehog pathway in adults has been implicated in many of the most deadly cancers. Infinity’s Hedgehog pathway inhibitors are novel, proprietary systemically-administered agents that have demonstrated in preclinical studies the ability to potently and selectively inhibit the Hedgehog pathway. Infinity’s Hedgehog pathway program is also being jointly developed and commercialized under the worldwide alliance with Medlmmune, Inc., whereby Infinity and Medlmmune will share equally the worldwide profits from the successful commercialization of any products. Infinity also has an option to co-promote any such products in the U.S.

•	Bcl family inhibitors - The Bcl family of proteins (including Bcl-2 and Bcl-xL) are key regulators of programmed cell death, or apoptosis. Infinity’s Bcl family inhibitors are currently in preclinical development for use alone or in combination to sensitize a broad range of solid tumors to currently available chemotherapeutics. In March 2006, Infinity entered into an alliance with Novartis to collaboratively discover, develop, and commercialize drugs targeting Bcl protein family members for the treatment of a broad range of cancer indications.

Shares Outstanding and Ownership of Infinity

In connection with the merger, DPI effected a 4-to-1 reverse stock split of its common stock. As a result of the merger and the reverse stock split, the combined company has approximately 19.4 million shares issued and outstanding, of which approximately 66% are held by prior Infinity stockholders and approximately 34% are held by DPI stockholders.

Investor Conference Call Details

Infinity has scheduled an investor conference call providing a business overview of the combined company and a discussion of its lead oncology programs on Thursday, September 14, 2006 at 8:30 a.m. EDT (5:30 a.m. PDT). A live webcast of the conference call can be accessed on Infinity’s website at www.ipi.com. The call can be accessed by dialing 1-800-289-0498 (domestic) or 1-913-981-5539 (international) five minutes prior to the start time. An archived version of the webcast will be available on Infinity’s website for 30 days.

Board of Directors

The combined company’s board of directors includes nine members from the former Infinity board of directors and three continuing members from the DPI board of directors. The DPI directors who will continue on the board are Harry Hixson, Jr., Michael Venuti, and Herm Rosenman. The Infinity directors who will serve on the board of the combined company include: Steven Holtzman (Chair), Vicki Sato (lead outside director), Ronald Daniel, Anthony Evnin, Eric Lander, Patrick Lee, Arnold Levine, Frank Moss, and James Tananbaum.

About Infinity Pharmaceuticals, Inc.

Infinity is an innovative cancer drug discovery and development company that is seeking to leverage its strength in small molecule drug technologies to discover, develop, and deliver to patients first-in-class or best-in-class medicines for the treatment of cancer and related conditions.

Forward Looking Statements

This release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. You are urged to consider statements that include the words “may,” “will,” “would,” “could,” “should,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plans,” “anticipates,” “intends,” “continues,” “forecast,” “designed,” “goal,” or the negative of those words or other comparable words to be uncertain and forward-looking. Such forward-looking statements include statements regarding the expected benefits of the merger of Infinity and DPI for stockholders of the combined company, the expectation that the merger will enable the combined company to be well positioned to drive forward its pipeline of anti-cancer agents and create substantial value for patients and stockholders, and the expectation that the combined company will have cash to support its current operating plan through at least December 31, 2009. Such statements are subject to numerous factors, risks, and uncertainties that may cause actual events or results to differ materially from the combined company’s current expectations. For example, there can be no guarantee that any product candidate the combined company is developing will successfully complete necessary preclinical and clinical development phases, be approved for sale in any market or that, if approved, revenues from sales of such product will reach any specific level. In particular, management’s expectations could be affected by risks and uncertainties relating to: results of clinical trials and preclinical studies, including subsequent analysis of existing data and new data received from ongoing and future studies; the combined company’s dependence on its collaborations with Medlmmune and Novartis; the combined company’s ability to obtain additional funding required to conduct its research, development, and commercialization activities; unplanned cash requirements and expenditures; and the company’s ability to obtain, maintain, and enforce patent and other intellectual property protection for any products it is developing. These and other risks which may impact management’s expectations are described in greater detail under the caption “Risk Factors” in DPI’s registration statement on Form S-4, as amended, as filed with the Securities and Exchange Commission and DPI’s other SEC reports. Any forward-looking statements contained in this press release speak only as of the date hereof and Infinity expressly disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

Editor’s Note: This release is available in the Press Release section of the Media Room of Infinity’s website at http://www.ipi.com

Contacts: Investors: John Evans

617.453.1254

John.Evans@ipi.com

Media: Monique Allaire

617.453.1105

Monique.Allaire@ipi.com

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